                       CERTIFICATE OF AMENDMENT OF THE
                         ARTICLES OF INCORPORATION OF
                               ZITEL CORPORATION                       [STAMP]
                           a California Corporation



     JACK H. KING AND HENRY C. HARRIS certify as follows:

1. They are the duly elected and acting President and Secretary, respectively, of Zitel Corporation, a California corporation (the
"Corporation").

2. The Corporation has one class of shares outstanding which is Common Stock. No shares of Preferred Stock are outstanding.

3. Article III of the Restated Articles of Incorporation of this Corporation is amended to read in full as follows:

                    This corporation is authorized to issue two classes of
                stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the corporation is authorized to issue is forty-one million (41,000,000). Forty million (40,000,000) shares shall be Common Stock. One million (1,000,000) shares shall be Preferred Stock.

                    The Preferred Stock may be divided into such number of
                series as the Board of Directors may determine. The Board of Directors is authorized to determine or alter the rights, preferences, privileges, and restrictions granted to and imposed upon the Preferred Stock or any series of the Preferred Stock with respect to any wholly unissued class or series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the time the number of shares of such series was originally fixed.

4. The foregoing amendment has been approved by the Board of Directors of the Corporation.

5. The foregoing amendment has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The corporation has one class of stock outstanding which is Common Stock. The total number of outstanding shares of Common Stock of the Corporation entitled to vote on this amendment was 15,166,691. The number of shares voting in favor of the amendment exceeded the vote required. The percentage vote required was more than fifty percent (50%).

     The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of their own knowledge.

     Executed this 15 day of May, 1997 at Fremont, California.


                                                 /s/ Jack H. King
                                                 --------------------------
                                                 Jack H. King, President

                                                 /s/ Henry C. Harris
                                                 --------------------------
                                                 Henry C. Harris, Secretary


                                      2.

                       CERTIFICATE OF AMENDMENT OF THE
                         ARTICLES OF INCORPORATION OF
                               ZITEL CORPORATION                       [STAMP]
                           a California Corporation



     JACK H. KING AND HENRY C. HARRIS certify as follows:

1. They are the duly elected and acting President and Secretary, respectively, of Zitel Corporation, a California corporation (the
"Corporation")

2. The Corporation has one class of shares outstanding which is Common Stock. No shares of Preferred Stock are outstanding.

3. Article III of the Restated Articles of Incorporation of this Corporation is amended to read in full as follows:

                    This corporation is authorized to issue two classes of
                stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the Corporation is authorized to issue is twenty-one million (21,000,000). Twenty million (20,000,000) shares shall be Common Stock. One million (1,000,000) shares shall be Preferred Stock. Upon the amendment of this Article to read as herein set forth, each outstanding share of Common Stock is split up and converted into two (2) shares of Common Stock.

                    The Preferred Stock may be divided into such number of
                series as the Board of Directors may determine. The Board of Directors is authorized to determine or alter the rights, preferences, privileges, and restrictions granted to and imposed upon the Preferred Stock or any series of the Preferred Stock with respect to any wholly unissued class or series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the time the number of shares of such series was originally fixed.

4. The foregoing amendment has been approved by the Board of Directors of the Corporation.

5. The Corporation has only one class of shares outstanding and this amendment effects only a stock split of the Common Stock and an increase in the authorized number of shares of Common Stock in proportion thereto so that this amendment may be adopted by the Board of Directors alone.

     The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of their own knowledge.

     Executed this 13th day of November, 1996 at Fremont, California.


                                                 /s/ Jack H. King
                                                 --------------------------
                                                 Jack H. King, President

                                                 /s/ Henry C. Harris
                                                 --------------------------
                                                 Henry C. Harris, Secretary


                                      2.